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                                     Prospectus Supplement No. 1 Rule 424 (b)(2)

                                                              File No. 333-86879

                                                          Dated: October 5, 1999

                                  $500,000,000
                            GATX CAPITAL CORPORATION
                          MEDIUM TERM NOTES, SERIES F
                      WITH MATURITIES FROM NINE MONTHS TO
                        FIFTEEN YEARS FROM DATE OF ISSUE

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Original Issue Date: October 7, 1999                                   Floating Rate Notes XX

Original Issue Price: 100                                              Fixed Rate Notes

Total Amount OID: $25,000,000.00                                       Book Entry Notes XX

Initial Accrual Period OID:                                            Certificated Notes

Maturity Date: October 7, 2003                                         CUSIP Number: 36144T CQ8

Applicable Only to Fixed Rate Notes:

        Interest Rate:

Applicable Only to Floating Rate Notes:

        Interest Rate Basis:

        Commercial Paper Rate:                                  Maximum Interest Rate:

        __ Federal Funds Rate:                                  Minimum Interest Rate:

        __ Treasury Rate:                                       Interest Reset Date: Same as payments

        XX LIBOR                                                Interest Reset Period: Quarterly

        Interest Payment Date(s): 7th day of January, April, July and October

        Initial Interest Rate: 6.90%                            Interest Payment Period: Quarterly

        Index Maturity:                                         Calculation Date: Two business days prior
                                                                to payment

        Spread (plus or minus) + 0.77                           Calculation Agent: Chase Manhattan Bank

Redemption at Option of Holder: Yes __ No XXX                          Redemption Date: N/A

Redemption at Option of Company: Yes __ No XXX                         Redemption Price: N/A
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The Note may be redeemed at the option of the Holder on or after the Redemption
Date and at the redemption prices indicated on this Pricing Supplement, in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000), together with interest on the Note payable to the Redemption Date, on notice given to the Trustee and the Company at least 60 days prior to the Redemption Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus. The preceding description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes set forth in the Prospectus, to which description reference is hereby made.